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                                                                   Exhibit 99.11

                                 GAMESTOP CORP.
                 PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the "Company" or "GameStop"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated _____ __, 2005, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on __________, ________ __, 2005, at __:__ p.m., Central Standard time, at the
____________________________________, and at any adjournment or adjournments or postponement or postponements thereof, and to vote all shares of the Company's Class A Common Stock and/or Class B Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 17, 2005 (THE "MERGER AGREEMENT"), BY AND AMONG GAMESTOP, GAMESTOP, INC., GSC HOLDINGS CORP. ("HOLDCO"), EAGLE SUBSIDIARY LLC, COWBOY SUBSIDIARY LLC AND ELECTRONICS BOUTIQUE HOLDINGS CORP. ("EB"), INCLUDING THE MERGERS OF SEPARATE SUBSIDIARIES OF HOLDCO WITH AND INTO GAMESTOP AND EB AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, FOR THE AMENDMENT TO GAMESTOP'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE PAYMENT OF THE MERGER CONSIDERATION TO GAMESTOP'S STOCKHOLDERS AS CONTEMPLATED BY THE MERGER AGREEMENT, AND FOR THE AMENDMENT TO THE GAMESTOP AMENDED AND RESTATED 2001 INCENTIVE PLAN TO PROVIDE FOR THE ISSUANCE OF CLASS A COMMON STOCK OF HOLDCO UNDER THE PLAN IN LIEU OF GAMESTOP CLASS A COMMON STOCK; AND FOR THE ADOPTION OF THE HOLDCO 2005 INCENTIVE PLAN; AND FOR THE ELECTION OF THE GAMESTOP NOMINEES FOR DIRECTOR NAMED IN THIS JOINT PROXY STATEMENT-PROSPECTUS; AND FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS GAMESTOP'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR GAMESTOP'S FISCAL YEAR ENDING JANUARY 28, 2006.

GAMESTOP CORP.
P.O. BOX 11183
NEW YORK, N.Y. 10203-0183

      A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.


(Continued and to be signed and dated on the other side.)



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                                 GAMESTOP CORP.

                             YOUR VOTE IS IMPORTANT
                          VOTE BY INTERNET / TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

HTTPS://WWW.PROXYVOTENOW.COM/GME

-     Go to the website address listed above.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple instructions that appear on your computer screen.

                                       OR

TELEPHONE

1-866-407-4408

-     Use any touch-tone telephone.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple recorded instructions.

                                       OR

MAIL

-     Mark, sign and date your proxy card.

-     Detach your proxy card.

-     Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. IF YOU HAVE SUBMITTED YOUR PROXY BY TELEPHONE OR THE INTERNET THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.

1-866-407-4408
CALL TOLL-FREE TO VOTE

    * DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

           [X]
VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.

                                                     FOR     AGAINST     ABSTAIN
1.  Proposal to (i) adopt the Merger                 [ ]       [ ]         [ ]
    Agreement, including the transactions
    contemplated thereby, (ii) approve the
    amendment to GameStop's certificate of
    incorporation, and (iii) approve the
    amendment to the GameStop Amended and
    Restated 2001 Incentive Plan.

2.  Proposal to adopt the GSC Holdings Corp.         [ ]       [ ]         [ ]
    2005 Incentive Plan.



3.  ELECTION OF DIRECTORS:

FOR all nominees  [ ]  WITHHOLD AUTHORITY to vote  [ ]   *EXCEPTIONS   [ ]
listed below.          for all nominees listed
                       below.

Nominees: 01 Daniel A. DeMatteo, 02 Leonard Riggio and 03 Gerald R. Szczepanski

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions________________________________________________________

                                                     FOR     AGAINST     ABSTAIN
4.  Proposal to ratify the appointment of            [ ]       [ ]         [ ]
    BDO Seidman, LLP as GameStop's
    registered independent public accounting firm for the fiscal year ending January
    28, 2006.

In their discretion, the proxies are authorized to vote upon such matters which may properly come before the meeting or any adjournment or adjournments or postponement or postponements thereof.

To change your address, please mark this box.        [ ]

To include any comments, please mark this box.       [ ]

---------------------------------
SCAN LINE
---------------------------------

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)


-----------------------------------------------------
Date        Share Owner sign here


-----------------------------------------------------
Co-Owner sign here